EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of our report dated January 31, 2001 in this Form 10-K which is incorporated by reference in the registration statement File Nos. 333-74145 and 333-39832.

/s/ ARTHUR ANDERSEN LLP

Washington, D.C.
March 27, 2001